Exhibit 5.1

Hogan Lovells US LLP 1735 Market Street, Floor 23 Philadelphia, PA 19103 T +1 267 675 4600 F +1 267 675 4601 www.hoganlovells.com

May 14, 2026

Board of Directors

Invivyd, Inc.

209 Church Street

New Haven, Connecticut 06510

To the addressee referred to above:

We are acting as counsel to Invivyd, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S‑8 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the proposed offering of up to an aggregate of 24,784,897 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), consisting of (i) 14,099,351 shares of Common Stock issuable pursuant to the Invivyd, Inc. 2021 Equity Incentive Plan (the “Incentive Plan”), (ii) 2,685,546 shares of Common Stock issuable pursuant to the Invivyd, Inc. 2021 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”), and (iii) 8,000,000 shares of Common Stock issuable pursuant to the Invivyd, Inc. 2026 Inducement Plan (the “Inducement Plan”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S‑K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other statutes, rules or regulations.

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) issuance of the Shares pursuant to the terms of the Incentive Plan, the Employee Stock Purchase Plan, or the Inducement Plan, as applicable, and (iii) receipt by the Company of the consideration for the Shares specified in the applicable resolutions of the Board of Directors (or a duly authorized committee thereof) and in the Incentive Plan, the Employee

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Invivyd, Inc.	- 2 -	May 14, 2026

Stock Purchase Plan, or the Inducement Plan, as applicable, the Shares will be validly issued, fully paid, and nonassessable.

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ HOGAN LOVELLS US LLP

HOGAN LOVELLS US LLP